UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 23, 2009

Power-One, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-29454	77-0420182
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

740 Calle Plano Camarillo, California		93012
(Address of Principal Executive Offices)		(Zip Code)

(805) 987-8741

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02               Results of Operations and Financial Condition.

The following information is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On July 23, 2009, Power-One, Inc. (the “Company”) issued a press release announcing the Company’s financial and operating results for the second fiscal quarter of 2009.  A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated into Item 2.02 of this Form 8-K by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 20, 2009, pursuant to Article XIII of the Amended and Restated Bylaws (the “Bylaws”) of Power-One, Inc., a Delaware corporation (the “Corporation”), the Board of Directors of the Corporation amended and restated the Bylaws, effective immediately.  The amendment and restatement amended Articles 3 and 4 thereof to: (i) provide that the Chairman of the Board is not an officer of the Corporation; (ii) provide that the Chairman may serve on any Board committee to which he or she is appointed and may be an ad hoc member of any Board committee to which he or she is not appointed, if permitted by applicable independence rules; (iii) cause the Bylaws to indicate that the Board shall consist of 9 members; and (iv) provide that the positions of Chief Financial Officer and Treasurer are separate officer positions that may be jointly held by a single employee or separately held by two employees.   The Bylaws, as amended and restated as described above, are attached hereto as Exhibit 3.1 and incorporated herein by this reference

Item 9.01               Financial Statements and Exhibits.

Exhibit Number	Description

Exhibit 3.1	Amended and Restated Bylaws of Power-One Inc., a Delaware Corporation as of July 20, 2007

Exhibit 99.1	Press release reporting Company’s financial and operating results for the second fiscal quarter of 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWER-ONE, INC.
(Registrant)

		By:	/s/LINDA C. HELLER
Date:	July 23, 2009		Linda C. Heller
Senior Vice President – Finance, Treasurer and Chief Financial Officer